UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 666-3751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.
At the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of A. Schulman, Inc. (the “Company”) held on December 9, 2010, the Company’s stockholders approved the adoption of the A. Schulman, Inc. 2010 Value Creation Rewards Plan (the “2010 Rewards Plan”). The description of the 2010 Rewards Plan provided below is qualified in its entirety by reference to the complete terms of the 2010 Rewards Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
The purpose of the 2010 Rewards Plan is to foster and promote the Company’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2010 Rewards Plan is intended to encourage participants to acquire and maintain ownership interests in the Company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.
The 2010 Rewards Plan became effective upon its approval by the stockholders on December 9, 2010 and, unless earlier terminated, will continue until December 9, 2020. A total of 1,375,000 shares of common stock may be issued under the 2010 Rewards Plan.
The 2010 Rewards Plan provides for the award of nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares of common stock, other stock-based awards, performance-based awards and cash-based awards to directors, employees, and consultants of the Company. The 2010 Rewards Plan may be terminated, suspended or amended by the Company’s Board of Directors without stockholder approval unless the amendment materially increases the benefits accruing to participants, materially increases the aggregate number of shares of common stock authorized for grant under the 2010 Rewards Plan, materially modifies the eligibility requirements for participation or is required by any law, regulation or stock exchange rule.
A description of the material terms of the 2010 Rewards Plan was included under the caption “Proposal 3 — Adoption and Approval of A. Schulman’s 2010 Value Creation Rewards Plan” in the Company’s definitive proxy materials for the 2010 Annual Meeting as filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2010.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
At the 2010 Annual Meeting, stockholders of the Company voted on three proposals, each of which are described in detail in the Company’s definitive proxy materials, which it filed with the Commission and first made available to stockholders on November 5, 2010. The final voting results for each proposal are set forth below. At the close of business on October 15, 2010, the record date for the 2010 Annual Meeting, 31,487,229 shares of the Company’s common stock, $1.00 par value, were outstanding and entitled to vote. At the Annual Meeting, 28,811,663, or approximately 91.50%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy.

1.	To elect eleven directors whose terms will expire at the annual meeting of stockholders in 2011:

		Votes	Broker
Name	Votes For	Withheld	Non-Votes

Eugene R. Allspach	25,004,704	450,043	3,356,916

Gregory T. Barmore	24,391,381	1,063,366	3,356,916

David G. Birney	21,934,379	3,520,368	3,356,916

Howard R. Curd	25,001,840	452,907	3,356,916

Joseph M. Gingo	24,095,098	1,359,649	3,356,916

Michael A. McManus, Jr.	24,656,451	798,296	3,356,916

Lee D. Meyer	25,005,150	449,597	3,356,916

James A. Mitarotonda	21,830,991	3,623,756	3,356,916

Ernest J. Novak, Jr.	21,463,705	3,991,042	3,356,916

Dr. Irvin D. Reid	25,000,940	453,807	3,356,916

John B. Yasinsky	21,365,950	4,088,797	3,356,916
2.	To approve the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,398,483	1,360,576	52,604	0
3.	To approve the adoption of the Company’s 2010 Rewards Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,640,789	6,535,566	278,392	3,356,916

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

10.1	A. Schulman, Inc. 2010 Value Creation Rewards Plan (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: December 10, 2010